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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Shaw Group Inc. of our report dated February 14, 2000 (except as to Note I for which the date is April 14, 2000 and Note S for which is date is May 8, 2000) relating to the financial statements of Stone & Webster, Incorporated, which appears in the Form 8-K/A of The Shaw Group Inc., filed on September 13, 2000.


                              /s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts
June 12, 2001